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                                    EXHIBIT 10.55
                                   AMENDMENT NO. 1
                     TO EXECUTIVE OFFICERS' SEVERANCE BENEFIT PLAN


    NOW, THEREFORE, BE IT RESOLVED, that the Executive Officers' Severance Benefit Plan is hereby amended to provide for a benefit period of up to 24 months duration. Section 2 (a) (v) is therefore amended to read as follows:

         (v) "Benefit Period" shall mean the period commencing on the date an employee of the Company other than the Chief Executive Officer becomes an Eligible Employee as defined in clause (i) of this Subsection (a) (the "Termination Date") and (i) continuing for eighteen (18) months following the Termination Date, if the Termination Date occurs at any time within sixty (60) days prior to, or twelve (12) months after, the Change in Control, or (ii) if the Termination Date occurs between thirteen (13) months and thirty (30) months following the Change in Control, continuing for the period following the Termination Date determined by reducing thirty
    (30) months by the number of months the Eligible Employee other than the Chief Executive Officer was employed by the Company following the Change in Control. For example, if the Termination Date occurs twenty-three (23) months following the Change in Control, the Benefit Period shall be seven
    (7) months.


         For the Chief Executive Officer, "Benefit Period" shall mean the period commencing on the date the Chief Executive Officer becomes an Eligible Employee as defined in clause (i) of this Subsection (a) (the "Termination Date") and (i) continuing for twenty-four (24) months following the Termination Date, if the Termination Date occurs at any time within sixty (60) days prior to, or twelve (12) months after, the Change in Control, or (ii) if the Termination Date occurs between thirteen (13) months and thirty-six (36) months following the Change in Control, continuing for the period following the Termination Date determined by reducing thirty-six (36) months by the number of months the Chief Executive Officer was employed by the Company following the Change in Control. For example, if the Termination Date occurs twenty-three (23) months following the Change in Control, the Benefit Period shall be thirteen (13) months.

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